UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  January 4, 2006

TRC COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On January 4, 2006, TRC Companies, Inc. (the “Company”) announced that it will take a pre-tax charge in the second quarter of its 2006 fiscal year of approximately $1.5 million to cover costs, primarily employee severance, related to staff reductions and elimination of underperforming business operations.  In December 2005, senior executive officers of the Company authorized and committed to the cost reduction program.  Substantially all of the affected employees were terminated by December 30, 2005.

Of the total amount of the charge described above, approximately $0.8 million is for employee severance and approximately $0.7 million is for facilities related expenses.  The Company expects that all charges will result in future cash expenditures.

A copy of the Company’s news release dated January 4, 2006 announcing the cost reduction program is set forth in Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1               News release titled “TRC Reduces Costs by $5.5 Million Annually”, dated January 4, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2006		TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release, dated January 4, 2006, issued by TRC Companies, Inc. announcing cost reduction program.